UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant As Specified In Its Charter)

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NORTHERN FUNDS
MULTI-MANAGER INTERNATIONAL EQUITY FUND
MULTI-MANAGER SMALL CAP FUND
JOINT INFORMATION STATEMENT
     This information statement is being provided to the shareholders of the Multi-Manager International Equity Fund (the “International Fund”) and Multi-Manager Small Cap Fund (the “Small Cap Fund” and, together with the International Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to engage or terminate subadvisers, and to enter into and materially amend an existing sub-advisory agreement, upon the approval of the Board of Trustees, without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.
     Shareholders of record at the close of business on October 3, 2007 are entitled to receive this Joint Information Statement. This Joint Information Statement is being sent to shareholders of the Fund on or about November 28, 2007.
The Investment Advisers and the Advisory Agreement
     Northern Trust Global Advisors, Inc. (“NTGA”) and Northern Trust Investments, N.A. (“NTI”) (each, an “Investment Adviser” and collectively, the “Investment Advisers”), are each a direct subsidiary of Northern Trust Corporation and The Northern Trust Company, respectively, and serve jointly as the Investment Advisers for the Funds and are responsible for its overall administration. NTGA is located at 300 Atlantic Street, Stamford, CT 06901, and NTI is located at 50 South LaSalle Street, Chicago, IL 60603.
     Under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, among the Trust and the Investment Advisers (the “Advisory Agreement”), subject to the general supervision of the Trust’s Board of Trustees, the Investment Advisers make decisions with respect to, and place orders for, all purchases and sales of portfolio securities for the Funds and also provide certain ancillary services. However, the Advisory Agreement permits the Investment Advisers, subject to approval by the Board of Trustees, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the provisions of the Order. As of the date of this Information Statement, the Investment Advisers have delegated all their portfolio management responsibilities for the Funds to subadvisers. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Funds’ investment objectives and policies. The Advisory Agreement was approved by the initial sole shareholder of the Funds upon inception.

     As compensation for advisory services and the assumption of related expenses, the Investment Advisers are entitled to an advisory fee, computed daily and payable monthly, at the annual aggregate rate of 1.10% of each Fund’s average daily net assets. The subadvisers’ fees are paid by the Investment Advisers out of their advisory fee.
UBS Global Asset Management (Americas) Inc. and the UBS Agreement
     The UBS Agreement. At a meeting of the Board of Trustees held on August 3, 2007, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved a new sub-advisory agreement with respect to the International Fund among the Investment Advisers and UBS Global Asset Management (Americas) Inc. (“UBS”), which became effective on August 30, 2007 (the “UBS Agreement”). Under the UBS Agreement, UBS manages a portion of the International Fund’s assets. The International Fund’s remaining assets are currently allocated among three other subadvisers: Altrinsic Global Advisors, LLC, Oechsle International Advisors, LLC, and Tradewinds Global Investors, LLC, each of which manages a portion of the International Fund’s assets.
     From June 2006 until August 3, 2007, Nicholas-Applegate Capital Management, LLC (“Nicholas-Applegate”) managed a portion of the International Fund’s assets pursuant to a sub-advisory agreement dated June 22, 2006 among the Investment Advisers and Nicholas-Applegate (the “Nicholas-Applegate Agreement”). On July 2, 2007, the portfolio managers who had been managing the portion of the International Fund’s assets allocated to Nicholas-Applegate left Nicholas-Applegate and joined UBS. To maintain consistency in the management of the International Fund, and based on their evaluation of UBS’s investment advisory operations and capabilities, the Investment Advisers recommended that the Board of Trustees approve the UBS Agreement and that the Nicholas-Applegate Agreement be terminated.
     The UBS Agreement provides that UBS shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the International Fund’s assets that the Investment Advisers may allocate to UBS. The UBS Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, UBS shall use its best judgment to obtain the best overall terms available, and (ii) on securities other than common and preferred stocks, UBS shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, UBS is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, UBS may consider the brokerage and research services provided to the International Fund and/or other accounts over which UBS or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

     On occasions when UBS deems the purchase or sale of a security to be in the best interests of the International Fund as well as other fiduciary or agency accounts managed by UBS, the UBS Agreement provides that UBS, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the International Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by UBS in the manner it considers to be most fair and equitable over time to the International Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the International Fund or the amount of the securities that are able to be sold for the International Fund. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the UBS Agreement permits UBS, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of UBS’s opinion of the reliability and quality of the broker or dealer.
     The UBS Agreement provides that UBS may render similar services to others so long as its services under the UBS Agreement are not impaired thereby. The UBS Agreement provides that UBS shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The UBS Agreement also provides that each Investment Adviser will indemnify UBS against certain liabilities and expenses, except that UBS shall not be indemnified for any liability and expenses that result from UBS’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the UBS Agreement.
     Generally, the UBS Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the International Fund, upon 60 days’ written notice, or by the Investment Advisers immediately upon notice to UBS. The UBS Agreement terminates automatically in the event of an assignment (as defined in the 1940 Act). The UBS Agreement also may be terminated by UBS upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.
     As compensation for its services under the UBS Agreement, UBS receives fees from the Investment Advisers out of the fees that the International Fund pays to the Investment Advisers under the Advisory Agreement. No additional fees are payable by the International Fund directly to UBS. For the fiscal year ended March 31, 2007, the International Fund paid advisory fees to the Investment Advisers in the amount of $5,442,884. The International Fund would have paid the same amount of advisory fees had the UBS Agreement been in effect during the last fiscal year.
     The material terms of the UBS Agreement as described above are substantially the same as the terms provided for in the Nicholas-Applegate Agreement, except for the sub-advisory fees.

     Information About UBS. UBS, a Delaware corporation located at One North Wacker Drive, Chicago, IL 60606, is an investment adviser registered with the SEC. UBS is an indirect wholly owned subsidiary of UBS AG located at Bahnhofstrasse 45, CH-8001 Zurich, Switzerland and a member of the UBS Global Asset Management business group. As of March 31, 2007, UBS had approximately $152.5 billion in assets under management, and the UBS Global Asset Management business group had approximately $726.3 billion in assets under management. UBS employs an aggressive growth strategy in managing the International Fund, seeking companies undergoing positive sustainable fundamental change.
     Portfolio Manager. Vincent Willyard is the portfolio manager primarily responsible for the day-to-day management of the portion of the International Fund’s assets allocated to UBS. Mr. Willyard is the Head of International Growth Equities at UBS. He has been a Managing Director of UBS since July 2007. From July 2005 until July 2007 he served as a Managing Director and lead Portfolio Manager at Nicholas-Applegate. From September 1994 to June 2005, he was a Portfolio Manager for Duncan-Hurst Capital Management (“Duncan Hurst”) and served two years as a quantitative and performance analyst with Duncan Hurst.
     Principal Executive Officer and Directors. Set forth below in alphabetical order is a list of each executive officer and board director of UBS indicating position(s) held with UBS and other business, profession, vocation or employment of a substantial nature. Additionally, each UBS officer and director holds certain positions within the Americas region of UBS Global Asset Management business group of UBS AG (“UBS Global AM”). The address of each of them is c/o UBS Global Asset Management (Americas) Inc., One North Wacker Drive, Chicago, IL 60606.

Other Substantial Business, Profession,
Name	Position(s) Held with UBS	Vocation or Employment

Joseph Allessie	Assistant Secretary	Deputy General Counsel and Executive Director — UBS Global AM

Michael J. Calhoun	Assistant Secretary	Associate General Counsel and Director — UBS Global AM

Mary T. Capasso	Assistant Secretary	Associate General Counsel and Executive Director — UBS Global AM

Trevor Chambers	Assistant Treasurer	Controller and Director — UBS Global AM

Stephen Fleisher	Assistant Secretary	Associate General Counsel and Director — UBS Global AM

Kimberly Guerin	Assistant Treasurer	Financial Control Senior Manager and Director — UBS Global AM

Mark F. Kemper	Secretary and Chief Legal Officer	General Counsel and Managing Director — UBS Global AM

Tammie Lee	Assistant Secretary	Associate General Counsel and Director — UBS Global AM

Barry M. Mandinach	Board Director and Vice President	Chief Marketing Officer and Managing Director — UBS Global AM

Joseph McGill	Chief Compliance Officer	Chief Compliance Officer and Managing Director — UBS Global AM

John Moore	Board Director, Treasurer and Chief Financial Officer	Head of Financial Control and Managing Director — UBS Global AM

Eric Sanders	Assistant Secretary	Associate General Counsel and Director — UBS Global AM

Brian D. Singer	Board Director	Chief Investment Officer — Americas and Group Management Board Member — UBS Global AM

Kai R. Sotorp	Board Director, President and Chief Executive Officer	Head of Americas and Group Management Board Member — UBS Global AM

Keith Weller	Assistant Secretary	Associate General Counsel and Executive Director — UBS Global AM

     Other Advisory Clients. UBS also acts as investment adviser or subadviser to various other registered investment companies that have similar investment objectives to the International Fund. The table below sets forth certain information with respect to such investment companies.

	Net Assets as of	Annual Rate of Advisory Fees
Name of Fund	September 30, 2007	as a Percentage of Net Assets

RIC International Fund	$144.4 million	0.35% on the first $250 million 0.30% on the next $350 million 0.24% on assets in excess of $600 million

RIC International Securities Fund	$278.8 million	0.35% on the first $250 million 0.30% on the next $350 million 0.24% on assets in excess of $600 million

     Trustees’ Considerations in Approving the UBS Agreement. The UBS Agreement was approved by the Trustees, including all the Independent Trustees, at a meeting held on August 3, 2007. In connection with the meeting, the Trustees requested and received information and written materials from the Investment Advisers and UBS regarding, among other things: (i) the nature and quality of the investment advisory services to be provided by UBS, including the experience and qualifications of the personnel who would be providing such services; (ii) UBS’s financial condition, history of operations and ownership structure; (iii) UBS’s brokerage and soft dollar practices; (iv) UBS’s investment strategies and style of investing; (v) the performance history of UBS with respect to accounts or funds managed similarly to the International Fund; (vi) UBS’s compliance policies and procedures (including its code of ethics) and the Investment Advisers’ and the Trust’s Chief Compliance Officer’s evaluation of such policies and procedures; (vii) UBS’s anticipated conflicts of interest in managing the International Fund; and (viii) the terms of the UBS Agreement.
     The Trustees also reviewed the Investment Advisers’ proprietary methodology for allocating assets among the various subadvisers, the proposed allocations to each subadviser, and the mix of subadvisers for the International Fund based on their investment styles and strategies, in each case as such factors relate to the employment of UBS.
     The Trustees gave weight to various factors but did not identify any single factor as controlling their decision. The Trustees relied upon the recommendations and evaluations of the Investment Advisers.
     With respect to the nature, extent and quality of the services to be provided by UBS, the Trustees considered the information provided by the Investment Advisers with respect to UBS’s qualifications and experience in managing the type of strategies for which UBS was being engaged. The Trustees considered in particular that the UBS personnel primarily responsible for managing the International Fund’s assets are the same as the personnel who managed the International Fund’s assets for Nicholas-Applegate. The Trustees reviewed and considered a separate report from the Investment Advisers’ compliance personnel as well as the Trust’s Chief Compliance Officer with respect to UBS’s compliance programs (including its code of ethics). Finally, the Trustees considered UBS’s management of potential conflicts of interest that might result from its management of the International Fund and other accounts.
     The Trustees also considered and evaluated composite performance information for UBS that included accounts managed similarly to the strategies for which it was being engaged, and the Investment Advisers’ evaluation of its performance. The Trustees also considered and evaluated the performance of the portfolio management team for the time period that they managed the International Fund while at Nicholas-Applegate.
     With respect to the sub-advisory fees, the Trustees considered that UBS is paid by the Investment Advisers out of their advisory fees and not by the International Fund. The Trustees also considered, based on representations of the Investment Advisers, that the UBS Agreement had been negotiated at arms length among the Investment Advisers and UBS. The Trustees also reviewed and considered information prepared by Lipper that compared the International Fund’s aggregate sub-advisory fees with the aggregate sub-advisory fees of other multi-manager mutual funds. The Trustees also considered information prepared by the Investment Advisers that showed the levels of aggregate sub-advisory fee rates as the International Fund’s assets increased. Finally, the Trustees also considered the Investment Advisers’ representations that the fees to be paid to UBS were reasonable in light of the anticipated quality of services to be performed by them.
     Based on the Trustees’ deliberations and the recommendations of the Investment Advisers, the Trustees concluded that the fees to be paid to UBS were reasonable in light of the services provided by UBS and that the UBS Agreement should be approved.

Copper Rock Capital Partners LLC and the Copper Rock Agreement
     The Copper Rock Agreement. At a meeting of the Board of Trustees held on November 2, 2007, the Trustees, including a majority of the Independent Trustees, approved a new sub-advisory agreement with respect to the Small Cap Fund among the Investment Advisers and Copper Rock Capital Partners LLC (“Copper Rock”), which became effective on November 2, 2007 (the “Copper Rock Agreement”). Under the Copper Rock Agreement, Copper Rock manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among three other subadvisers: Goldman Sachs Asset Management, L.P., Metropolitan West Capital Management, LLC and William Blair & Company, LLC, each of which manages a portion of the Small Cap Fund’s assets.
     The Copper Rock Agreement provides that Copper Rock shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the Small Cap Fund’s assets that the Investment Advisers may allocate to Copper Rock. The Copper Rock Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Copper Rock shall use its best judgment to obtain the best overall terms available, and (ii) on securities other than common and preferred stocks, Copper Rock shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Copper Rock is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Copper Rock may consider the brokerage and research services provided to the Small Cap Fund and/or other accounts over which Copper Rock or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.
     On occasions when Copper Rock deems the purchase or sale of a security to be in the best interests of the Small Cap Fund as well as other fiduciary or agency accounts managed by Copper Rock, the Copper Rock Agreement provides that Copper Rock, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Small Cap Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Copper Rock in the manner it considers to be most fair and equitable over time to the Small Cap Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Small Cap Fund or the amount of the securities that are able to be sold for the Small Cap Fund. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Copper Rock Agreement permits Copper Rock, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of Copper Rock’s opinion of the reliability and quality of the broker or dealer.
     The Copper Rock Agreement provides that Copper Rock may render similar services to others so long as its services under the Copper Rock Agreement are not impaired thereby. The

Copper Rock Agreement provides that Copper Rock shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Copper Rock Agreement also provides that each Investment Adviser will indemnify Copper Rock against certain liabilities and expenses, except that Copper Rock shall not be indemnified for any liability and expenses that result from Copper Rock’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Copper Rock Agreement.
     Generally, the Copper Rock Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Small Cap Fund, upon 60 days’ written notice, or by the Investment Advisers immediately upon notice to Copper Rock. The Copper Rock Agreement terminates automatically in the event of an assignment (as defined in the 1940 Act). The Copper Rock Agreement also may be terminated by Copper Rock upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.
     As compensation for its services under the Copper Rock Agreement, Copper Rock receives fees from the Investment Advisers out of the fees that the Small Cap Fund pays to the Investment Advisers under the Advisory Agreement. No additional fees are payable by the Small Cap Fund directly to Copper Rock. For the fiscal year ended March 31, 2007, the Small Cap Fund paid advisory fees to the Investment Advisers in the amount of $1,389,329. The Small Cap Fund would have paid the same amount of advisory fees had the Copper Rock Agreement been in effect during the last fiscal year.
     Information About Copper Rock. Copper Rock, a Delaware limited liability company located at 200 Clarendon Street, Boston Massachusetts 02116, is an investment adviser registered with the SEC. Copper Rock is an indirect, majority-owned subsidiary of Old Mutual plc located at 5th Floor, Old Mutual Place, 2 Lambeth Hill, London, UK EC4V 4GC. As of June 30, 2007, Copper Rock had approximately $2.4 billion in assets under management. Copper Rock’s investment approach is to seek to add value through a fundamental, bottom-up stock selection process combined with a strong sell discipline.
     Portfolio Manager. Tucker Walsh and Michael Malouf, CFA are primarily responsible for the day-to-day management of Copper Rock’s portion of the Fund’s assets. Mr. Walsh is the founder and Chief Executive Officer of Copper Rock. Prior to founding Copper Rock in 2005, Mr. Walsh worked for State Street Research from 1997 to 2005 and served as Managing Director and Head of the Small Cap Growth team beginning in 1999.
     Mr. Malouf is also a founding partner and President of Copper Rock. Prior to joining the firm in 2005, he was self-employed from 2003-2005, during which time he focused on real estate development and advised Primena Corporation (from 2004 to 2005), a company that provides three dimensional graphics to investment professionals. Prior to that period, Mr. Malouf held the position of Managing Director and Head of Small Cap Growth Investing at Neuberger Berman from 1998 to 2002.

     Principal Executive Officer and Principals. Information about the principal executive officer and managers of Copper Rock is set forth below. The address of each of them is c/o Copper Rock Capital Partners LLC, 200 Clarendon Street, 52nd Floor, Boston MA 02116.

Name	Position with Copper Rock	Principal Occupation

Tucker Walsh	Principal, Chief Executive Officer	CEO, Head of Portfolio Management, Copper Rock Capital Partners, LLC

Michael Malouf, CFA	Principal, President	Portfolio Manager, Copper Rock Capital Partners, LLC

Michael Forrester	Principal, Chief Operating Officer	Chief Operating Officer, Copper Rock Capital Partners, LLC

Michael Sakala	Principal, Chief Financial Officer	CFO, CCO, Copper Rock Capital Partners, LLC

David Cavanaugh	Principal	Senior Analyst

Gregory Poulos, CFA	Principal	Senior Analyst

Michael Callahan	Principal	Head Trader

Peter Hadelman	Principal	Head of Relationship Management

     Other Advisory Clients. Copper Rock also acts as investment adviser or subadviser to various other registered investment companies that have similar investment objectives to the Small Cap Fund. The table below sets forth certain information with respect to such investment companies.

			Annual Rate of
			Advisory Fees as a
		Net Assets as of	Percentage of Net
Name of Fund	Style	June 30, 2007	Assets

Old Mutual Emerging Growth	Small Cap Growth	$173,793,965	0.60% on the first $300 million; 0.55% thereafter

Old Mutual Copper	Small Cap Growth	$106,064,561	0.55%
Rock Emerging Growth

Old Mutual Variable	Small Cap Growth	$111,450	0.55%
Annuity Balanced Portfolio

Old Mutual Variable	Small Cap Growth	$137,975	0.55%
Annuity Moderate Growth Portfolio

Old Mutual Asset	Small Cap Growth	$5,949,807	0.55%
Allocation Moderate Growth Portfolio

Old Mutual Asset	Small Cap Growth	$3,149,265	0.55%
Allocation Balanced Portfolio

Old Mutual Asset	Small Cap Growth	$5,817,720	0.55%
Allocation Growth Portfolio

Old Mutual Small	Small Cap Growth	$3,312,770	0.60% on the first
Cap Growth Fund			$300 million; 0.55% thereafter

Old Mutual Strategic	Small Cap Growth	$17,532,305	0.60% on the first
Small Company Fund			$300 million; 0.55% thereafter

Litman Gregory	Small Cap Growth	$60,000,231	Not Publicly Disclosed
Masters’ Select Small Cap Fund

MTB Funds	Small Cap Growth	$48,893,654	Not Publicly Disclosed

UBS Pace Select	SMID Cap Growth	$187,584,538	Not Publicly Disclosed
Small/Medium Growth Company Fund

Asset Mark	SMID Cap Growth	$109,019,233	Not Publicly Disclosed

     Trustees’ Considerations in Approving the Copper Rock Agreement. The Copper Rock Agreement was approved by the Trustees, including all the Independent Trustees, at a meeting held on November 2, 2007. In connection with the meeting, the Trustees requested and received information and written materials from the Investment Advisers and Copper Rock regarding, among other things: (i) the nature and quality of the investment advisory services to be provided by Copper Rock, including the experience and qualifications of the personnel who would be providing such services; (ii) Copper Rock’s financial condition, history of operations and ownership structure; (iii) Copper Rock’s brokerage and soft dollar practices; (iv) Copper Rock’s investment strategies and style of investing; (v) the performance history of Copper Rock with respect to accounts or funds managed similarly to the Small Cap Fund; (vi) Copper Rock’s compliance policies and procedures (including its code of ethics) and the Investment Advisers’ and the Trust’s Chief Compliance Officer’s evaluation of such policies and procedures; (vii) Copper Rock’s anticipated conflicts of interest in managing the Small Cap Fund; and (viii) the terms of the Copper Rock Agreement.
     The Trustees also reviewed the Investment Advisers’ proprietary methodology for allocating assets among the various subadvisers, the proposed allocations to each subadviser, and the mix of subadvisers for the Small Cap Fund based on their investment styles and strategies, in each case as such factors relate to the employment of Copper Rock.
     The Trustees gave weight to various factors but did not identify any single factor as controlling their decision. The Trustees relied upon the recommendations and evaluations of the Investment Advisers.
     With respect to the nature, extent and quality of the services to be provided by Copper Rock, the Trustees considered the information provided by the Investment Advisers with respect to Copper Rock’s qualifications and experience in managing the type of strategies for which Copper Rock was being engaged. The Trustees reviewed and considered a separate report from the Investment Advisers’ compliance personnel as well as the Trust’s Chief Compliance Officer with respect to Copper Rock’s compliance programs (including its code of ethics). Finally, the Trustees considered Copper Rock’s management of potential conflicts of interest that might result from its management of the Small Cap Fund and other accounts.
     The Trustees also considered and evaluated composite performance information for Copper Rock that included accounts managed similarly to the strategies for which it was being engaged, and the Investment Advisers’ evaluation of its performance.
     With respect to the sub-advisory fees, the Trustees considered that Copper Rock is paid by the Investment Advisers out of their advisory fees and not by the Small Cap Fund. The Trustees also considered, based on representations of the Investment Advisers, that the Copper Rock Agreement had been negotiated at arms length among the Investment Advisers and Copper Rock. The Trustees also reviewed and considered information prepared by Lipper that compared the Small Cap Fund’s aggregate sub-advisory fees with the aggregate sub-advisory fees of other multi-manager mutual funds. The Trustees also considered information prepared by the Investment Advisers that showed the levels of aggregate sub-advisory fee rates as the Small Cap Fund’s assets increased. Finally, the Trustees also considered the Investment Advisers’ representations that the fees to be paid to Copper Rock were reasonable in light of the anticipated quality of services to be performed by them.
     Based on the Trustees’ deliberations and the recommendations of the Investment Advisers, the Trustees concluded that the fees to be paid to Copper Rock were reasonable in light of the services provided by Copper Rock and that the Copper Rock Agreement should be approved.

Additional Information
     As of October 3, 2007, the Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds. Additionally, no commissions were paid to affiliated brokers by Northern Funds during the fiscal year ending March 31, 2007.
     Information About Distributor and Co-Administrators. Northern Funds Distributors, LLC, with principal offices at 301 Bellevue Parkway, Wilmington, DE 19809, serves as the Funds’ distributor.
     NTI, located at 50 South LaSalle Street, Chicago, Illinois 60603, and PFPC, Inc, located at 99 High Street, Boston, Massachusetts 02110, act as co-administrators for the Funds.
     Shareholder Reports. The Funds have previously sent their annual report and semiannual report to their shareholders. Shareholders may request, without charge, copies of the Funds’ most recent annual or semiannual shareholder report in writing to Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111 or by e-mail at northern-funds@ntrs.com.
     Share Ownership Information. As of October 3, 2007, the record date for shareholders receiving this Joint Information Statement, the International Fund and Small Cap Fund had 105,495,290.808 and 24,183,027.767 shares outstanding, respectively. No persons or entities owned of record or beneficially more than 5% of the shares of the Funds as of October 3, 2007. For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25 percent of the voting securities of a company is presumed to “control” such company.
     Multiple Shareholders in a Household. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Joint Information Statement (the “Materials”), unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of the Materials, your Fund will deliver promptly a separate copy of the Materials to you upon written or oral request. To receive a separate copy of the Materials, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.
     Shareholder Proposals. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board of Trustees holding office has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of your Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.